HC Capital Trust
Specialist Manager Compliance Checklist
For the Quarter ended December 31, 2013

RULE 10f-3 AFFILIATED UNDERWRITER TRANSACTIONS

                                                                                                                  % OF
                                                                                                                   TOTAL
                                                                                                                  OFFERING  RECEIVED
                                                                                                                     IN       COPY
                     SPECIALIST     SECURITY /                           AFFILIATED          DATE        TOTAL     MANAGED    FORM
     PORTFOLIO        MANAGER        ISSUER           UNDERWRITER       UNDERWRITER        ACQUIRED    ACQUIRED    PORTION   10F-3?
------------------------------------------------------------------------------------------------------------------------------------
Real Esate           Wellington   Kite Realty       Barclays Capital  Huntington          11/06/2013  $533,456      0.24%     Yes
Securities           Management   Group Trust                         Investment Co.
                     Company, LLP
Core Fixed           Seix         Morgan Stanley    Morgan Stanley    SunTrust Robinson   11/19/2013  $919,000      0.05%     Yes
Income               Investment                                       Humphrey
		     Advisors
US Corporate Fixed   Seix         Morgan Stanley    Morgan Stanley    SunTrust Robinson   11/19/2013  $6,003,000    0.30%     Yes
Income Securities    Investment                                       Humphrey
		     Advisors